Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LGI Homes, Inc. 2013 Equity Incentive Plan of our reports dated August 27, 2013, with respect to the combined financial statements of LGI Homes Group (Predecessor), and July 10, 2013, with respect to the balance sheet of LGI Homes, Inc. included in the Form 8-K filed on November 18, 2013 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

November 20, 2013